United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2014

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

001-16427

(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 438-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On May 27, 2014, Fidelity National Information Services, Inc. (“FIS”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets, Inc., Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters listed on Schedule 1 thereto, and each of the guarantors listed on Schedule 2 thereto, relating to the issuance and sale of $300 million in aggregate principal amount of FIS’ 1.450% Senior Notes due 2017 (the “2017 Notes”) and $700 million in aggregate principal amount of FIS’ 3.875% Senior Notes due 2024 (the “2024 Notes” and, together with the 2017 Notes, the “Notes”).

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this report. The Underwriting Agreement is filed with reference to and hereby is incorporated by reference into the automatically effective Registration Statement on Form S-3ASR (File No. 333-187047) of FIS filed with the Securities and Exchange Commission on March 5, 2013 (the “FIS S-3”).

Item 8.01.	Other Events.

A copy of the press release announcing the launch of the Senior Note Offering, dated May 27, 2014, is attached hereto as Exhibit 99.1, and a copy of the press release, dated May 27, 2014, announcing the pricing of the Senior Note Offering, is attached hereto as Exhibit 99. 2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of May 27, 2014

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

99.1	Press Release, dated May 27, 2014 – Senior Note Offering Launch

99.2	Press Release, dated May 28, 2014 – Senior Note Offering Pricing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial Services, Inc.

Date: June 2, 2014

	By:	/s/ Michael P. Oates
	Name:	Michael P. Oates
	Title:	Corporate Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of May 27, 2014

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

99.1	Press Release, dated May 27, 2014 – Senior Note Offering Launch

99.2	Press Release, dated May 28, 2014 – Senior Note Offering Pricing